ORIGINAL

ADDENDUM TO LEASE DATED December 1st, 2003 BETWEEN UNION SQUARE, L.P. (LANDLORD), AND PROTALEX INC. (TENANT), FOR 145 UNION SQUARE DRIVE, NEW HOPE, PA 18938.

1. A correction is required to the original lease regarding its commencement and expiration dates, as there was an error in the original lease. The lease commencement was on 1-9-04, therefore the full start month for each following years of the lease should be February 1st, and the original expiration of the lease should have been January, 31st 2007.

2. It is agreed between the parties that Tenant will take additional tenancy of 130 Union Square Drive (2142 sq. ft) for the remaining term of the lease, as extended below.

3. It is agreed between the parties that the lease term will extend for the period of one year beyond the original lease term, i.e., an extended term commencing on 2-1-07 and expiring on 1-31-08.
   a. The commencement date for 130 Union Square Drive will be approximately 60 days after the receipt of a building permit for the plan submitted by Tenant to Landlord.
   b. Landlord cannot be held responsible for delays in project due to Tenant selection lead times that affect completion of the work.

4. It is agreed between the parties that the Tenant shall pay for all costs associated with the retrofit of the new and existing space based on the plan submitted by Tenant to Landlord excluding the following:
   a. Drop ceiling expense will be that of the Landlord
   b. Demolition expense will be that of the Landlord
   c. Tenant shall not have any responsibility for any costs other than those included in the plan submitted to Landlord, unless Tenant shall have previously approved those costs in writing.
   d. All costs associated with the retrofit of the new and existing space will be agreed to in writing by both parties prior to start of construction. Any changes made by the Tenant through the construction period will need to be agreed to through signed change orders. Changes made by Tenant during the construction process may delay the commencement dates.

5. It is understood that 130 Union Square Drive is metered separately for electric and the Tenant will be responsible for this utility.

6. The rental structure for the space at 130 Union Square Drive is as follows:
   a. **See Appendix One** for complete lease rental structure
   b. HVAC warranty for two (2) ~~heat pumps in unit 130~~ would be an additional $50 per month if **Signed Here X**______________________________. If not signed, the repair and maintenance of the HVAC for the space would be the sole responsibility of the Tenant.

IN WITNESS WHEREOF the parties intending to be legally bound, have set their hands and seals on this 18 day of November, 2005.

LANDLORD:
UNION SQUARE, LIMITED PARTNERSHIP

Witness

By: Union Square L.P., Partner
Fred Michael

TENANT:
PROTALEX INC.

Witness

By: Marc L. Rose
VP, CFO

Appendix One (1) To Protalex Addendum To Lease:

Sq. Ft.	Start Date	End Date	Base Rent Per Sq. Ft.	Yearly Base Rent	Monthly Base Rent	CAM Charges	Electric For 3731 Sq. Ft.	Total Monthly Rent	Total Remaining Rent	Increases / Decreases / Notes	Number of Months
3731	11/1/2005	12/31/2005	$25.20	$94,021.20	$7,835.10	$621.83	$621.83	$9,078.76	$18,157.53	Current Rent	2 Months
5873	1/1/2006	6/30/2006	$22.00	$129,206.00	$10,767.17	$1,076.72	$621.83	$12,465.71	$74,794.28	Reduce Base to $22/sq. ft. & Inc. CAM 10%	6 Months
5873	7/1/2006	1/31/2007	$24.75	$145,356.75	$12,113.06	$1,076.72	$621.83	$13,811.61	$96,681.26	Increase Base to $24.75 /sq. ft.	7 Months
5873	2/1/2007	1/31/2008	$25.00	$146,825.00	$12,235.42	$1,184.39	$621.83	$14,041.64	$168,499.62	Increase Base to $25 /sq. ft. & CAM 10%	12 Months
									$358,132.69		

* Electric expense is for the 3731 Sq ft space only & all terms still apply as per original lease dated December 1st, 2003
** This graph does not include potential HVAC warranty expense for 2142 sq. ft. space. Additional rent would be incurred for this warranty.
***The actual start date for the combined space (5873) will be 60 days from receipt of building permit by the local municipality. The target date is 1-1-06
**** If the Target date is not met, the Current Rent amount of $9,078.76 per month will apply until occupancy. Proration will be permitted if occupancy of 130 Union Square Drive occurs mid-month.